EXHIBIT 99.1
                  SELLER'S CLOSING STATEMENT

Seller:    Florida Income Fund III, Limited Partnership
Buyer:     Boykin Hotel Properties, L.P.
Property:  Pink Shell Resort, Ft. Myers Beach, FL

Date of Closing:              May 1, 1998
Net Selling Price:            $19,969,322
Buyer Credits:                $   125,982
Gross Amount Due Seller:      $20,015,304

CLOSING COSTS AND PAYMENTS:

     1.   Broker Commission                  $     299,540
     2.   Title Insurance Policy             $      55,308
     3.   Attorney's Fees                    $      14,475
     4.   Documentary Tax                    $      75,786
     5.   Pay First Mortgage                 $   5,057,472
     6.   Guest Advance Deposits             $     332,994
     7.   Real Estate Tax Pro-Ration         $      66,679
                                             _____________
     TOTAL DEDUCTIONS                        $   5,903,872

CASH TO SELLER:                              $  14,191,432



I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:

FLORIDA INCOME FUND III, LIMITED PARTNERSHIP


BY:  MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
     Managing General Partner



/S/  ALLEN G. TEN BROEK
------------------------------
BY:  ALLEN G. TEN BROEK           FEDERAL TAX ID NO. 59-2337910
     PRESIDENT


     CORPORATE SEAL
     (SEAL)